UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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UTAH MEDICAL PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filling Proxy Statement if other than the Registrant)

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March 10, 2017

Dear UTMD Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Utah Medical Products, Inc. (UTMD).  The meeting will be held promptly at 12:00 noon (Mountain time), on Friday, May 5, 2017 at the corporate offices of UTMD, 7043 South 300 West, Midvale, Utah USA.  Please use the North Entrance.

Please note that attendance at the Annual Meeting will be limited to stockholders as of the record date (or their authorized representatives) and guests of the Company.  Proof of ownership can be a copy of the enclosed proxy card.  You may wish to refer to page one of this Proxy Statement for information about voting your proxy, including voting at the Annual Meeting.

At the Annual Meeting, we seek the approval of UTMD stockholders in electing two directors and ratifying the selection of an independent accounting firm.  In advisory votes, we are also asking UTMD stockholders to approve our executive compensation program and to continue to hold similar votes each year.  If you think you will be unable to attend the meeting, please complete your proxy and return it as soon as possible.  If you decide later to attend the meeting, you may revoke the proxy and vote in person.

You have several options for obtaining UTMD's public announcements and other disclosures including financial information, such as SEC Forms 10-K and 10-Q.  You can be added to the Company email or regular mail lists by contacting Paul Richins with your email or mailing address, by sending an instruction letter to the corporate address, by calling (801-569-4200) with instructions, or by e-mailing your contact information to info@utahmed.com.  As an alternative, you can view and print Company financial and other information directly from UTMD's website; http://www.utahmed.com.

Thank you for your ownership in UTMD!

Sincerely
Kevin L. Cornwell
Chairman & CEO

UTAH MEDICAL PRODUCTS, INC.
7043 South 300 West
Midvale, Utah  84047
(801) 566-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2017

TO THE STOCKHOLDERS OF UTAH MEDICAL PRODUCTS, INC.

The Annual Meeting of Stockholders (the "Annual Meeting") of UTAH MEDICAL PRODUCTS, INC. (the "Company" or "UTMD"), will be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 5, 2017, at 12:00 noon local time, for the following purposes:

(1)	To elect two directors to serve terms expiring at the 2020 Annual Meeting and until successors are elected and qualified;

(2)	To ratify the selection of Jones Simkins LLC as the Company's independent public accounting firm for the year ending December 31, 2017;

(3)	To hold an advisory vote on the Company's executive compensation program; and

(4)	To hold an advisory vote on the frequency of future advisory votes on executive compensation.

UTMD's Board of Directors recommends a vote "FOR" the nominated directors, whose backgrounds are described in the accompanying Proxy Statement, "Every Year" on the frequency of future advisory votes on executive compensation, and "FOR" the other proposals.

Only stockholders of record at the close of business on March 3, 2017 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

This Proxy Statement and form of proxy are being first furnished to stockholders of the Company on approximately April 4, 2017.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin L. Cornwell, Secretary
Salt Lake City, Utah
Dated: March 10, 2017

PLEASE PROMPTLY FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

If your shares are held in the name of a third party brokerage firm, nominee, or other institution, only that third party can vote your shares.  In that case, please promptly contact the third party responsible for your account and give instructions how your shares should be voted.

UTAH MEDICAL PRODUCTS, INC.
PROXY STATEMENT

This Proxy Statement is furnished to stockholders of UTAH MEDICAL PRODUCTS, INC. (the "Company" or "UTMD") in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 5, 2017 at 12:00 noon local time, and any postponement or adjournment(s) thereof.  The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If the enclosed proxy is signed and timely returned without specific instructions, it will be voted at the Annual Meeting:

(1)	FOR the election of Ernst G. Hoyer and James H. Beeson as directors;

(2)	FOR the ratification of Jones Simkins LLC as the Company's independent registered public accounting firm;

(3)	IN support of the Company's executive compensation program; and

(4)	IN support of annual future advisory votes on executive compensation.

The Board of Directors has approved the foregoing proposals and recommends that the stockholders vote in favor of each of the proposals.  Proxies solicited by the Company will be voted FOR each of the proposals unless a vote against, or an abstention from, one or more of the proposals is specifically indicated on the proxy.

A proxy for the Annual Meeting is enclosed.  It is important that each stockholder complete, sign, date and return the enclosed proxy promptly, whether or not she/he plans to attend the Annual Meeting.  Any stockholder who executes and delivers a proxy has the right to revoke it at any time prior to its exercise by providing the Secretary of the Company with an instrument revoking the proxy or by providing the Secretary of the Company with a duly executed proxy bearing a later date.  In addition, a stockholder may revoke her/his proxy by attending the Annual Meeting and electing to vote in person.

Proxies are being solicited by the Company.  All costs and expenses incurred in connection with the solicitation will be paid by the Company.  Proxies are being solicited by mail, but in certain circumstances, officers and directors of the Company may make further solicitation in person, by telephone, email, facsimile transmission, telegraph or overnight courier.

Only holders of the 3,714,930 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") issued and outstanding as of the close of business on March 3, 2017 (the "Record Date"), will be entitled to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote.  Holders of at least a majority of the 3,714,930 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

All properly executed and returned proxies, as well as shares represented in person at the meeting, will be counted for purposes of determining if a quorum is present, whether or not the proxies are instructed to abstain from voting or consist of broker non-votes.  Under the Utah Revised Business Corporation Act, matters other than the election of directors and certain specified extraordinary matters are approved if the number of votes cast FOR exceed the number of votes cast AGAINST.  Directors are elected by a plurality of the votes cast.  Abstentions and broker non-votes are not counted for purposes of determining whether a matter has been approved or a director has been elected.

Executive officers and directors holding an aggregate of 336,016 shares, or approximately 9%, of the issued and outstanding stock have indicated their intent to vote in favor of all proposals.

PROPOSAL NO. 1.  ELECTION OF DIRECTORS

General

The Company's Articles of Incorporation provide that the Board of Directors is divided into three classes as nearly equal in size as possible, with the term of each director being three years and until such director's successor is elected and qualified.  One class of the Board of Directors shall be elected each year at the annual meeting of the stockholders of the Company.  The Board of Directors has nominated Mr. Ernst G. Hoyer and Dr. James H. Beeson for election as directors, each for a three-year term expiring at the 2020 Annual Meeting.

It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named above as directors of the Company, except as otherwise specified in the proxy.  In the event a nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such other person as may be designated by the Board of Directors. The officers of the Company are elected to serve at the pleasure of the Board of Directors.  The information concerning the nominees and other directors and their security holdings has been furnished by them to the Company.  (See "PRINCIPAL STOCKHOLDERS" below.)

Directors and Nominees

The Board of Directors' nominees for election as directors of the Company at the Annual Meeting are Ernst G. Hoyer and Dr. James H. Beeson.  Other members of the Board of Directors were elected at the Company's 2015 and 2016 meetings for terms of three years, and therefore, are not standing for election at the Annual Meeting.  The terms of Mr. Cornwell and Mr. Richins expire at the 2018 Annual Meeting, and the term of Dr. Payne expires at the 2019 Annual Meeting.  The Board of Directors has determined that Dr. Payne, Mr. Hoyer and Dr. Beeson are independent directors within the meaning of NASD Rule 5600(a)(2).  None of the directors has served on the board of another public company during the past five years. None of the directors has been a party in a legal proceeding during the past ten years related to securities, financial institutions, or fraud in connection with any business entity or agency or organization, as defined in the Exchange Act, that has disciplinary authority over its members.  Background information appears below with respect to the incumbent directors whose terms have not expired, as well as the directors standing for reelection to the Board.

		Year
		First	Business Experience during Past Five Years
Name	Age	Elected	and Other Information

Kevin L. Cornwell	70	1993
Chairman of UTMD since 1996.  President and CEO since December 1992. Secretary since 1993.  Has served in various senior operating management positions in several technology-based companies over a 40-year time span, including as a director on seven other company boards.  Received B.S. degree in Chemical Engineering from Stanford University, M.S. degree in Management Science from the Stanford Graduate School of Engineering, and MBA degree specializing in Finance and Operations Management from the Stanford Graduate School of Business. Among other personal and professional attributes, the board considers Mr. Cornwell's decades of strategic and operational experience in the medical device industry and the Company's many years of success and profitability under his guidance to be key reasons why he should continue as a member of the board.

Ernst G. Hoyer	79	1996
Retired.  Served fifteen years as General Manager of Petersen Precision Engineering Company, Redwood City, CA.  Previously served in engineering and general management positions for four technology-based companies over a 35-year time span.  Received B.S. degree in process engineering from the University of California, Berkeley, and MBA degree from the University of Santa Clara. Among other personal and professional attributes, the board considers Mr. Hoyer's experience with and understanding of manufacturing operations, along with his financial and accounting expertise, to be key reasons why he should continue as a member of the board.

Barbara A. Payne	70	1997
Retired.  Served over eighteen years as corporate research scientist for a Fortune 50 firm, as an environmental scientist at a national laboratory and as a consulting environmental sociologist.  Received B.A. degree in psychology from Stanford University, M.A. degree from Cornell University, and M.A. and Ph.D. degrees in sociology from Stanford University. Among other personal and professional attributes, the board considers Dr. Payne's experience with and understanding of scientific research, her expertise in helping develop organizational excellence and her understanding of UTMD to be key reasons why she should continue as a member of the board.

James H. Beeson	75	2007
Maternal-Fetal Medicine Physician, St. Joseph Medical Center, Houston, Texas. Professor of Maternal-Fetal Medicine at the McGovern Medical School at the University of Texas Health Science Center at Houston. Received B.S. degree in Chemistry from Indiana University, Ph.D. degree in Organic Chemistry from M.I.T., MBA from Michigan State University, and  MD from the University of Chicago Pritzker School of Medicine. Served four year residency in Ob/Gyn at Chicago Lying-In Hospital, a fellowship in maternal-fetal medicine at the University of Utah and has actively practiced Obstetrics and Gynecology for over 34 years. Currently licensed to practice medicine in the states of Utah, Oklahoma and Texas.  Has published numerous articles and other technical papers. Has industrial experience in product development of in vitro diagnostics at the Ames Company division of Miles Laboratory (now Bayer).  Among other personal and professional attributes, the board considers Dr. Beeson's experience as an Ob/Gyn physician as well as his general understanding of clinical practice and healthcare delivery to be key reasons why he should continue as a member of the board.

Paul O. Richins	56	1998
Chief Administrative Officer of UTMD since 1997.  Treasurer and Assistant Secretary since 1994.  Joined UTMD in 1990.  Received B.S. degree in finance from Weber State University, and MBA degree from Pepperdine University.  Among other personal and professional attributes, the board considers Mr. Richins' twenty-six years of experience with the Company and his successful tenure as Principal Financial Officer to be key reasons he should continue as a member of the board.

Code of Ethics

The Company has adopted a Code of Ethics specifically for its Board of Directors.  The Company also has a Code of Conduct that applies to all of its employees, including its named executive officers, principal financial officer and Board of Directors.  The Code of Ethics and Code of Conduct are available on the Company's website, www.utahmed.com.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PERSONS

The following table furnishes information concerning the ownership of the Company's Common Stock as of March 3, 2017, by the directors, the nominees for director, the executive officers named in the compensation tables on page 5, all directors and executive officers as a group, and those known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock as of December 31, 2016.

Name	Nature of Ownership	Number of Shares Owned	Percent
Principal Stockholders
FMR Corp	Direct	473,861	12.8%
82 Devonshire Street
Boston, Massachusetts 02109

T. Rowe Price Associates, Inc.	Direct	305,019	8.2%
100 East Pratt Street
Baltimore, Maryland 21202-1009

Directors and Executive Officers
Kevin L. Cornwell (1)	Direct	241,771	6.5%
Ernst G. Hoyer (1)(2)(3)(4)	Direct	26,790	0.7%
Barbara A. Payne (2)(3)(4)	Direct	29,838	0.8%
Paul O. Richins	Direct	24,492	0.7%
	Options	750	0.0%
	Total	25,242	0.7%
James H. Beeson (2)(3)(4)	Direct	13,125	0.4%

All executive officers and	Direct	336,016	9.0%
directors as a group (5 persons)	Options	750	0.0%
	Total	336,766	9.1%

(1)   Executive Committee member
(2)   Audit Committee member
(3)   Governance and Nominating Committee member
(4)   Compensation and Benefits Committee member

In the previous table, shares owned directly by directors and executive officers are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power.  Calculations of percentage of shares outstanding assumes the exercise of options to which the percentage relates.  Percentages calculated for totals assume the exercise of options comprising such totals.

Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) requirements applicable to persons who were officers, directors and greater than 10% stockholders during the preceding fiscal year were complied with, except for a November 2016 stock option exercise of 1,000 shares by Dr. Beeson which was filed 53 days late.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth, for the last three fiscal years, compensation received by the Company's Chief Executive Officer and Principal Financial Officer.  There are no other named executive officers.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-equity Incentive Plan Compen-sation ($)	All Other Compensation ($)	Total ($)
Kevin L. Cornwell	2016	156,000	--	--	282,450	7,460	445,910
Chairman & CEO	2015	234,000	--	--	274,050	6,960	515,010
	2014	234,000	--	--	277,200	6,840	518,040

Paul O. Richins	2016	116,678	--	--	20,293	3,876	140,847
VP & Principal Financial Officer	2015	114,681	--	--	19,690	3,810	138,181
	2014	111,632	--	--	19,050	3,818	134,500

Narrative disclosure to the Summary Compensation Table:
1.
Amounts included in All Other Compensation represent the aggregate total of Company 401(k) matching contributions, Company Section 125 matching contributions, and reimbursements under UTMD's pet insurance plan to each named executive officer, all of which are benefits available to regular full-time employees.  During 2017, each named executive officer will be eligible to receive payment of eligible medical expenses under the employee Health Plan, up to $6,480 in 401(k) matching contributions, up to $500 in pet health cost reimbursements and up to $600 in matching Section 125 matching contributions.

2.	Medical, dental and vision expenses paid under the Company's Health Plan, which are available to regular full-time employees, are not included in the above table.

3.
Non-equity Incentive Plan Compensation amounts, as described in more detail starting on page 9 under Bonuses were paid in late December or early February of the applicable following calendar year, representing Management Bonuses earned during the fiscal year reported.

2016 Grants of Equity Incentive Plan-Based Awards

No stock option awards were made in 2016 to any of the named executive officers listed in the Summary Compensation Table, or are currently planned for 2017. The Company's only equity incentive plan is its 2013 Employees' and Directors' Incentive Plan, under which 28,000 option awards were issued in 2016.

2016 Grants of Non-Equity Incentive Plan-Based Awards

Named Executive Officers participated in the Profit-Sharing Sales & Management Bonus Plan (MB Plan), generally available to all exempt, as well as key nonexempt, employees.  The structure of the performance-based MB Plan is described in the following Compensation Discussion and Analysis.  The 2016 awards under the MB Plan to the named executive officers were recommended by the Compensation and Benefits Committee in early 2017, after the independent audit of financial results had been concluded.  The awards were subsequently approved by the Board of Directors. The structure of the MB Plan remains the same for 2017.

Additional disclosure regarding executive and employee compensation
The Compensation and Benefits Committee establishes the criteria, and directs the implementation, of all compensation program elements for the CEO.  The CEO's base salary is set early in each calendar year by the Board of Directors after review of the recommendation of the Compensation and Benefits Committee.  Mr. Cornwell's base salary in 2017 will be $156,000, the same as in 2016. The annual MB paid to Mr. Cornwell in early 2017 for 2016 performance represented 63% of his total 2016 compensation.  Mr. Cornwell's 2016 MB was 3.1% higher than in 2015. In 2016, the Company's consolidated EBT prior to accrual of the annual MB was up 3%.  EPS were up 5% (not including tax provision reductions in both 2016 and 2015 resulting from deferred tax liability adjustments). Consistent with prior years, Mr. Cornwell's MB was tied closely to UTMD profits and EPS, with the 2016 increase consistent with other participants in the MB Plan.

For all other employees, in collaboration with the other executive officer(s), the CEO develops compensation policies, plans and programs that are intended to meet the objectives of the Company's overall compensation program. The Compensation and Benefits Committee annually reviews and approves the elements of the compensation program recommended by the CEO. In addition, the committee periodically reviews any proposed changes within a calendar year. The compensation of employees other than the CEO, including other named executive officer(s), is administered by the CEO under the review and ratification of the Compensation and Benefits Committee comprised of all the independent directors. All UTMD employees, including employees of its subsidiaries, received bonuses for 2016 performance.
Mr. Richins' base salary at the beginning of 2017 was $117,100, which is subject to review and adjustment during the year on the same basis as the Company's performance review criteria for its exempt employees.  Mr. Richins' MB, which was about 14% of his total compensation in 2016, increased 3.1% compared to 2015, consistent with other participants in the MB Plan.
Employment Agreements, Termination of Employment, and Change in Control.
Except for Mr. Cornwell, the Company has no employment agreements in the United States.  In Ireland and Canada, UTMD is subject to providing certain statutory advance notice and severance benefits to its employees in the event of redundancy termination.  In the United Kingdom (UK) and Australia (AUS), Femcare has employment agreements with each of its employees that typically include a three month termination notice or pay in lieu of notice.
In May 1998, the Company entered into an agreement with the CEO to provide a long term incentive to increase stockholder value.  The Company is required to pay Mr. Cornwell additional compensation in the event his employment is terminated as a result of a change in control at the election of the Company or by the mutual agreement of Mr. Cornwell and the Company.  Under the agreement, the additional compensation that the Company is required to pay Mr. Cornwell is equal to his last three years' salary and bonuses, and the appreciation of stock value for awarded options above the option exercise price. Mr. Cornwell currently has no outstanding option shares. Based on actual salary plus bonuses for the three years of 2014-2016, the additional compensation would be $1,436,300.
In the event of a change in control, the Company will also pay Mr. Cornwell incentive compensation under the agreement equal to about 2% of the enterprise value paid by an acquiring entity that exceeds $14.00 per share.  For example, at the $72.75 per share closing price at the end of 2016, the amount of incentive compensation in the event of an acquisition of UTMD would be $4,406,300.  At the time of the execution of the agreement, the value per UTMD share was $7.75.
Except for statutory notice, or payment in lieu provisions in UK employee contracts, UTMD's CEO is the only employee with a formal termination benefit agreement, which was last modified in 1998. The Board of Directors does not anticipate the need for any other agreements for the indefinite future.  In the absence of any practical requirement, UTMD has no general policies regarding termination benefits.
The Company is also required to pay all other optionees under employee and outside director's option plans, the appreciation of stock value for awarded options above the option exercise price ("in the money") in the event of a change of control of the Company.  The number of options outstanding as of December 31, 2016, including those held by outside directors, was 74,672 at an average exercise price of $46.62/ share.  At the year-end 2016 per share closing price of $72.75, the amount of change of control pay due all optionees would be $1,951,600.

Outstanding Equity Awards at 2016 Fiscal Year End

Named Executive Officer	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Paul O. Richins	625	375	50.72	5/6/2024

The Company has no outstanding Stock Awards.

2016 Option Exercises and Stock Vested

No stock option exercises were made in 2016 by any of the named executive officers listed in the Summary Compensation Table.  The Company has made no Stock Awards.

2016 Pension Benefits

The Company does not provide a defined benefit pension plan to any employee.

2016 Nonqualified Deferred Compensation

The Company does not provide nonqualified deferred compensation to any employee.

2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
James Beeson	25,000	--	--	--	25,000
Ernst Hoyer	32,000	--	--	--	32,000
Barbara Payne	25,000	--	--	--	25,000

Narrative disclosure to the Director Compensation Table:
1.	Mr. Hoyer received $4,000 for participating as a member of the Executive Committee, $3,000 as Chairman of the Audit Committee and $25,000 as the base annual director's fee.

2.	Dr. Beeson received the $25,000 base annual director's fee.

3.	Dr. Payne received the $25,000 base annual director's fee.

4.	For 2017, the outside directors' fees will remain the same.

At the 2003 Annual Meeting, stockholders approved the 2003 Employees' and Directors' Incentive Plan, under which up to 1.2 million shares could have been granted over the ten-year life of the plan. The Board of Directors did not approve an award of outside director options in the three preceding years 2000-2002, or in the ensuing years of 2004-2016, except for a 10,000 share award to Dr. Beeson upon joining the board in 2007 and an ensuing 10,000 share award to Dr. Beeson in 2008.  The 2003 Plan expired in February 2013.

At the 2013 Annual Meeting, stockholders approved the 2013 Employees' and Directors' Incentive Plan, under which up to 600,000 shares may be granted over the ten-year life of the plan.

At December 31, 2016, 1,000 total unexercised outside director options were outstanding, each with a $31.33 exercise price.  Those shares were exercised in February 2017. The Company is required to pay outside director optionees the appreciation of stock value for issued options above the option exercise price in the event of a change of control of the Company.  There currently are no unexercised outside director options.

DISCLOSURE RESPECTING THE COMPANY'S EQUITY COMPENSATION PLANS

The following table summarizes, as of the end of the most recent fiscal year, compensation plans, including individual compensation arrangements, under which equity securities of the Company are authorized for issuance, aggregated for all compensation plans previously approved by stockholders and for all plans not previously approved by stockholders:

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	74,700	$46.62	191,300
Equity compensation plans not approved by security holders	-	(Not applicable)	-
Total	74,700	$46.62	191,300

Additional disclosure regarding dilution from equity awards:

In 2003 and 2013, stockholders approved incentive stock option plans for employees and directors summarized in the table above.  The Company currently has no other equity award programs.  The dilutive impact to stockholders of stock option awards is provided in the tables below:

	2014	2015	2016
Option shares available for award per stockholder approved option plans (beginning of year)	150,000	163,000	216,800
Option shares allocated by the Board of Directors	40,000	12,000	40,000
Total option shares awarded	39,000	0	28,000

	2014	2015	2016
Total unexercised awarded option shares (end of year)	90,538	62,058	74,672
Weighted-average unexercised option exercise price	$36.70	$38.69	$46.62
Closing market price of UTMD stock per share (end of year)	$60.05	$58.54	$72.75
(A) Dilution from options (shares)	26,939	19,393	14,634
(B) Weighted average shares outstanding	3,746,642	3,752,265	3,751,395
Total diluted shares outstanding (A+B), used for EPS calculation	3,773,581	3,771,657	3,766,029

COMPENSATION DISCUSSION AND ANALYSIS

General

Under the supervision of the Compensation and Benefits Committee, UTMD has developed and implemented compensation policies, plans and programs that seek to enhance the long-term profitability, EPS growth and return on stockholders' equity (ROE) of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's senior management and other key employees with those of its stockholders.  The long term key financial performance objectives are a 20% annually compounded rate of increase in EPS and an average ROE prior to payment of cash dividends greater than 25%.  The Company has actually achieved a 15% annually compounded rate of increase in EPS and an average of 28% ROE (prior to payment of stockholder dividends) over the thirty years since 1986, its first year of profitability since becoming a publicly-traded company.

At the beginning of each year, the Board of Directors approves an operating plan which sets the standards for the Company's financial and nonfinancial performance.  The performance each year may vary according to global economic conditions, competitive environment, life cycle of products, new product development and other factors.  The Compensation and Benefits Committee then approves compensation criteria set in relation to the Company's annual operating plan which includes numerous income statement, balance sheet and cash flow measures, in addition to nonfinancial objectives established for each employee participating in the annual MB program.

The Company applies a consistent philosophy to compensation for all employees, including senior management.  The philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individual employees working toward common objectives.  The Company strives to achieve those objectives through teamwork that is focused on meeting the needs and expectations of customers and stockholders.

The Company believes that its compensation policies, in particular its profit-sharing management bonus program and employee stock option awards, align key employee compensation with stockholder interest in creating longer term stockholder value and consistent profitability.  There are no compensation programs or policies that create risks that are reasonably likely to have a material adverse effect on the Company.

There are seven basic objectives for the Company's compensation program:

(1) Pay for Performance.  The basic philosophy is that rewards are provided for the long-term value of individual contribution and performance to the Company.  Rewards are both recurring (e.g., base salary) and non-recurring (e.g., bonuses), and both financial and non-financial (e.g., recognition and time off).

(2) Provide for Fairness and Consistency in the Administration of Pay.  Compensation is based on the value of the job, what each individual brings to the job, and how well each individual performs on the job, consistently applied across all functions and subsidiaries of the Company.

(3) Pay Competitively.  The Company believes it needs to attract and retain the best people in the industry in order to achieve one of the best performance records in the industry.  In doing so, the Company needs to be perceived as rewarding well, where competitive compensation includes the total package of base pay, bonuses, awards and other benefits.

(4) Conduct an Effective Performance Review Process.  The Company believes it needs to encourage individual employee growth and candidly review each individual's performance in a timely way.  This feedback process is bilateral, providing management with an evaluation of the Company through the eyes of its employees.

(5) Effectively Plan and Administer the Compensation Program.  Expenditures for employee compensation must be managed to what the Company can afford and in a way that meets management goals for overall performance and return on stockholder equity.

(6) Communicate Effectively.  The Company believes that an effective communication process must be employed to assure that its employees understand how compensation objectives are being administered and met.

(7) Meet All Legal Requirements.  The compensation program must conform to all state and federal employment laws and rules.

The Company uses essentially five vehicles in its compensation program.

(1) Salary.  UTMD sets base salaries by reviewing the aggregate of base salary and annual bonus for competitive positions in the market.  The CEO's base salary is set early in each calendar year by the Board of Directors.  Because UTMD is a small company where responsibilities are fluid and cross functional lines, there may not be a one for one comparison with other companies' job positions.  Based on the knowledge and experience of members of senior management and the Compensation and Benefits Committee, base salaries are fixed at levels somewhat below the competitive amounts paid to management with comparable qualifications, experience and responsibilities at other similarly profitable companies engaged in the same or similar businesses.  Then, annual bonuses and longer term incentive compensation are more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

(2) Bonuses.  UTMD's Profit-Sharing Sales & Management Bonus (MB) Plan, which funds annual management bonuses, along with other contemporaneous incentives during the year, is generated out of a pretax/prebonus profit-sharing pool accrued throughout the year, and finalized, where the annual bonus portion is concerned, after the year-end independent financial audit has been completed.  Prior to 2006, the Board of Directors had approved an accrual guideline of 4% of pretax, prebonus earnings, plus 10% of pretax, prebonus earnings improvements over the prior year's results, as an allocation for the plan.  For example, if the Company achieved 20% growth in pretax/prebonus accrual earnings, the MB Plan would accrue 6% of pretax, prebonus earnings during the applicable year into a "pool."  The pool would then be distributed after the completed independent audit after recommendation of the Compensation and Benefits Committee and approval by the Board.  Beginning in 2006, although the mechanism for the MB Plan remains unchanged, in order to compensate for the decrease in the number of option shares granted key employees (as the result of the requirement to expense the estimated "value" of options), the Board of Directors increased the base percent of the annual Management Bonus accrual formula from 4% to 5% of pretax/prebonus profits, and, except for the CEO, added an additional bonus inflating factor ranging from 7-15%.

UTMD's management personnel, beginning with the first level of supervision and professional management, and including certain non-management specialists and technical people, together with all direct sales representatives, are eligible as participants in the MB Plan.  At the beginning of the year, plan participants were generally awarded participation units in the bonus plan, proportional to base salary and responsibility, based on senior management's determination of the relative contribution expected from each person toward attaining Company goals.  Each individual's performance objectives, derived as the applicable contribution needed from that key employee to achieve the Company's overall business plan for the year, are available for review as needed by the Committee.  As part of the planning process, each eligible employee develops a set of measurable and dated objectives for the ensuing year.  Achieving the Company's plan sets an expected value per bonus unit.  After the end of the year, each individual participant's contribution to the Company's performance is assessed by senior management in order to determine an additional allocation of units for individual contributions, with the accomplishment of the beginning of year objectives as a key component.  In 2016, 88 employees, including employees of UTMD's subsidiaries, were included in the distribution of a $550,000 annual MB Plan payout, not including payroll taxes.  The MB Plan also funded $37,800 in payroll taxes resulting from bonuses, $17,200 in extraordinary bonuses paid contemporaneously to non-executive employees during the year, $12,600 in non-exempt employee attendance bonuses, and $6,600 in holiday chits to employees.

The Company makes occasional cash awards, in amounts determined on an individual basis, to employees who make extraordinary contributions to the performance of the Company at any time during the year.  These contemporaneous payments are made as frequently as possible to recognize excellent accomplishments when they occur.  The awards are funded from the accrued MB plan described above, and therefore do not otherwise impact the Company's financial performance. Senior management is not eligible for these awards.

(3) Employee Stock Options.  The Compensation and Benefits Committee believes that its awards of stock options have successfully focused the Company's management personnel on building profitability and stockholder value.  The Board of Directors considers this policy highly contributory to growth in future stockholder value.  The number of options awarded in 2016 reflects the judgment of the Board of the number of options sufficient to constitute a material, recognizable benefit to recipients. No explicit formula criteria are utilized, other than minimizing dilution to stockholder interests and the impact on earnings per share for option expense.  When taken together with the share repurchase program, the net result of the option program over the last twenty years has been awarding option shares to key employees at a higher price, and in substantially smaller amounts, than shares actually repurchased in the open market during the same time period.

At the 2003 Annual Meeting, stockholders approved the 2003 Employees' and Directors' Incentive Plan, under which up to 1.2 million shares could have been granted over the ten-year life of the plan.  During the same period of time that 153,000 (uncancelled) option shares were granted to employees under the 2003 Plan, UTMD repurchased 1.4 million of its shares in the open market.  As of December 31, 2016, 20,900 unexercised option shares remained outstanding under the 2003 Plan.

At the 2013 Annual Meeting, stockholders approved the 2013 Employees' and Directors' Incentive Plan, under which up to 600,000 shares may be granted over the ten-year life of the plan.  As of December 31, 2016, 53,700 unexercised option shares were outstanding under the 2013 Plan

After the conclusion of the annual independent audit and public announcement of financial results, the Board of Directors typically allocates an annual amount of shares for employee options each year at its regularly scheduled Board meeting following the audited close of the prior year's financial performance.  Option shares may be awarded on this same date at the closing price on the date of the meeting.  Some number of allocated shares are usually reserved for awards later in the year to employees, including new or key employees with increased responsibilities. The Compensation and Benefits Committee approves all awards, and the closing price on the date of the approval is the exercise price of the option shares.  According to policy, awards are not made in advance of material news events, or when material non-public information is known.

In November 2016, option awards were granted to 41 U.S., Ireland, UK, Canada and Australia employees to purchase a total of 28,000 shares at an exercise price of $58.50 per share.  1,000 of those shares have been cancelled as of March 2017.  No option awards were made in 2015.

Employee and director options vest over a four-year period, with a ten-year exercise period. Management expects to recommend additional options be awarded on an annual basis to the Company's key employees based on its belief that sharing ownership of the Company with those who help create its success is the best way to assure growth in stockholder value.

(4) Retirement Plans.  The Company has sponsored a 401(k) retirement plan for U.S. employees since 1985, a contributory retirement plan for Irish employees since 1998, a contributory retirement plan for Femcare UK employees since March 2011, and a contributory retirement plan for Femcare Australia employees since December 2013. In addition to meeting statutory requirements, the Compensation and Benefits Committee believes that a continuance of the retirement plans is consistent with ensuring a stable employment base by helping to provide Company employees with a vehicle to build long-term financial security.  In 2016, the Company contributed and paid administrative costs at a total expense, including all of its subsidiaries, of about $156,000.  For 2017, the Board of Directors has approved continuing the retirement plan contributions on the same basis as in 2016, including new Canada employees.

(5) Group Benefit Plans.  In the U.S., the Company provides group medical, dental and life insurance benefit plans for its employees.  For U.S. employees, the health benefits plan is consistent with self-funded group plans offered by other companies.  The portion of the monthly premium cost is paid by U.S. plan participants on a graduated scale so that higher paid employees pay a higher premium.  In Ireland, the UK, Canada and Australia, employees do not pay premiums, and are provided medical and life coverages consistent with benefits provided to employees of similar companies.

Structure for Executive Officer Compensation

The structure and activities of the Compensation and Benefits Committee meet the requirements of SEC Rule 10C-1, as mandated by Section 952 of the Dodd-Frank Act.  In regard to Item 407 of Regulation S-K, in 2016 and to-date in 2017, the company has not retained or obtained the advice of a compensation advisor.

Utilizing the compensation objectives and vehicles outlined previously, the Compensation and Benefits Committee, comprised of all three outside directors, establishes the annual base salary for the CEO.  All other employees' salaries are set by the CEO, and reviewed by the Committee for consistency with the Company's compensation objectives.  The Committee periodically uses surveys of similar companies selected from among the companies with which UTMD's stock is compared in the Stock Performance Chart, based on variations in industry type, geographic location, size, and profitability as the Committee deems appropriate.  Base salary is fixed at a level somewhat below the competitive amounts paid to executive officers with comparable qualifications, experience and responsibilities at other similarly sized companies engaged in the same or similar businesses.  The annual bonus and long-term incentive compensation in the form of stock options were more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

The annual bonuses for the named executive officers are awarded using the same basis as all employees included in the annual profit-sharing MB Plan, except a bonus inflating factor related to stock option awards is not included for the CEO. The goals for executive officers include financial and non-financial goals.  Financial goals include net sales, gross profit margin, operating margin, after-tax profits, return on equity and earnings per share.  Non-financial goals include continuing the development of a talented and motivated team of employees, conceiving and implementing programs to maintain competitive advantages and to achieve consistent earnings per share growth, reacting to competitive challenges, developing business initiatives to further support critical mass in a consolidating marketplace, promoting the Company's participation in socially responsible programs, protecting intellectual property, maintaining compliance with regulatory requirements, achieving a high regard for the integrity of the Company and its management, and minimizing issues that represent significant business risk factors such as overly burdensome administrative programs and product liability exposure.  In 2016, UTMD exceeded its profitability objectives in a difficult economic period of time for all participants in the medical device industry.  Based primarily on the Company's 3% higher pretax/prebonus profit, annual management bonuses were 3% higher for the same level of responsibility and contribution of employees regularly participating in the MB plan.

The Committee intends that stock options serve as an important component of executive officers' total compensation in order to retain critical efforts on behalf of the Company and to focus efforts on enhancing stockholder value.  The Committee believes that past option awards have successfully provided this incentive.  An option for 50,000 shares was awarded the CEO in January 2004, at an exercise price of $25.59 per share.  Except for the 2004 award, no CEO options have been awarded during the last eighteen years.

The following chart compares annual changes in total executive compensation with changes in earnings per share, stockholder return (year-end share price plus cash dividends paid during the year) and UTMD year-end market capitalization, starting at December 31, 2011:

Changes in Executive Compensation Compared to Stock Value Indicators
2011
2012
2013
2014
2015
2016
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
-20%
Shareholder return
Executive compensation
Earnings per share
Market capitalization

Compensation and Benefits Committee Interlocks and Insider Participation

The members of the Compensation and Benefits Committee are Ernst G. Hoyer, Barbara A. Payne and James H. Beeson.  No member of the committee is a present or former officer of the Company or any subsidiary.  There are no other interlocks.  No member of the Committee, his or her family, or his or her affiliate was a party to any material transactions with the Company or any subsidiary since the beginning of the last completed fiscal year.  No executive officer of the Company serves as an executive officer, director or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation and Benefits Committee of UTMD.

Third Party Payments for Board Service

None of UTMD's board members has received payments from, or has any agreement or arrangement with, third parties related to his or her service on the UTMD Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

BOARD OF DIRECTORS AND BOARD COMMITTEE REPORTS

Director Independence

UTMD's Board of Directors has determined that a majority of its directors are independent, as that term is defined in NASD Rule 5605(a)(2), which satisfies the independence requirement of NASD Rule 5605(b)(1).  The Board of Directors was not aware of any transactions, relationships or arrangements to be considered in determining that Dr. Payne, Mr. Hoyer and Dr. Beeson were independent under the NASD Rules.

Board Leadership

The roles of CEO and Chairman are held by Mr. Cornwell.  Because of Mr. Cornwell's training and experience in the organization of functions of a Board of Directors, his successful tenure on the board since 1993 and the small size of the Company's board membership, the Board of Directors believes this structure is most appropriate at this time. Mr. Hoyer serves as the lead director of the outside directors because of his tenure as the longest serving outside director and his roles as Chairman of the Audit Committee and outside director representative on the Executive Committee.  As the lead outside director, Mr. Hoyer coordinates independent meetings of the outside directors, and assimilates outside director questions and company management responses.

Risk Oversight

The Board of Directors takes a key role in overseeing the Company's risks.  The board receives frequent timely reports of the Company's financial performance, changes in and composition of balance sheet accounts, quality assurance program effectiveness, product liability risks and status of relationships with all business constituencies including customers, employees, suppliers and government entities.  The board reviews and authorizes all material contracts in which the Company enters, including banking relationships.  The Governance and Nominating Committee receives regular reports on UTMD's compliance with securities laws and communications with the SEC and stockholders.  The Audit Committee has established an independent whistleblower hot line to encourage early and anonymous reporting of accounting irregularities or other violations of UTMD's codes of ethics.  The Board of Directors routinely reviews litigation threats, regulatory compliance, product/market strategies and operational activities of the Company.

Board Committees and Meetings

The Board of Directors held three formal meetings during 2016, and one meeting to date in 2017.  The independent directors also met informally with the CEO during the year. All of the directors attended all applicable meetings during their respective incumbencies. The independent outside directors also met without executive management four times during 2016, and once to date in 2017.

The Company has Executive, Audit, Governance and Nominating and Compensation and Benefits Committees.  The current members of the Company's committees are identified in the preceding Security Ownership table.  In May 2014, the Board of Directors revised and readopted its standing committee charters. The written committee charters, composition, schedule of meetings and attendance are available for public review at www.utahmed.com/governance.htm.

During 2016 and to-date in 2017, the Executive Committee has held about one informal meeting per month. Any formal actions taken on of behalf of the Board of Directors by the Executive Committee were subsequently presented to the full board for ratification.

The Audit Committee formally met four times during 2016 and once to date in 2017 to review the quarterly financial reports, periodic independent accounting reviews and financial and internal control audits by UTMD's independent audit firms.  The Audit Committee selects the Company's independent accountants, approves the scope of audit and related fees and reviews financial reports, audit results, internal accounting procedures, internal controls and other programs to comply with applicable requirements relating to financial accountability. The Audit Committee Chairman on behalf of the Audit Committee reviewed and selected independent auditors for the UK, Ireland, Canada and Australia subsidiaries' financial audits and tax returns.

The Governance and Nominating Committee met formally three times during 2016, and once to date in 2017.  The Governance and Nominating Committee, which is comprised of the independent members of the Board of Directors, takes the lead in developing and implementing policies that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its stockholders, identify individuals qualified to become members of the Board of Directors, and develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company.  During its meetings, after receiving the Company's routine compliance reports, the Governance and Nominating Committee reviewed compliance by UTMD and its personnel, including executive officers and directors, with applicable regulatory requirements as well as the Company's own compliance policies, and compared its established policies and procedures for compliance with current applicable laws and regulations, under the guidance of corporate counsel, as needed.

The Governance and Nominating Committee will consider nominees recommended by stockholders.  In accordance with the Company's Bylaws, stockholders' nominations for election as directors must be submitted in writing to the Company at its principal offices not less than 30 days prior to the Annual Meeting at which the election is to be held (or if less than 40 days' notice of the date of the Annual Meeting is given or made to stockholders, not later than the tenth day following the date on which the notice of the Annual Meeting was mailed).

When considering candidates for directors, the Governance and Nominating Committee takes into account a number of factors, including the following:

•	judgment, skill, integrity and reputation;

•	whether the candidate has relevant business experience;

•	whether the candidate has achieved a high level of professional accomplishment;

•	independence from management under both Nasdaq and Securities and Exchange Commission definitions;

•	existing commitments to other businesses;

•	potential conflicts of interest with other pursuits;

•	corporate governance background and experience;

•	financial and accounting background that would permit the candidate to serve effectively on the Audit Committee; and

•	size, composition, and experience of the existing Board of Directors.

When considering director candidates, the committee looks for diversity in experience, education, knowledge of industry and geography that when taken in the aggregate of all directors provides a robust scope of understanding of the functional and strategic challenges that the Company faces.

The committee will consider candidates for directors suggested by stockholders using the same considerations.  Stockholders wishing to suggest a candidate for director should write to Governance and Nominating Committee, Utah Medical Products, Inc., 7043 South 300 West, Midvale, UT 84047 and include:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	the name of and contact information for the candidate;

•	a statement that the candidate is willing to be considered and would serve as a director if elected;

•	a statement of the candidate's business and educational experience preferably in the form of a resume or curriculum vitae;

•	information regarding each of the factors identified above, other than facts regarding the existing Board of Directors, that would enable the committee to evaluate the candidate;

•	a statement detailing any relationship between the candidate and any customer, supplier, or competitor of the Company;

•	detailed information about any relationship or understanding between the stockholder and the proposed candidate; and

•	confirmation of the candidate's willingness to sign the Company's code of ethics and other restrictive covenants, and abide by all applicable laws and regulations.

Before nominating a sitting director for reelection at an annual meeting, the committee will consider:

•	the director's performance on the Board of Directors and attendance at Board of Directors' meetings; and

•	whether the director's reelection would be consistent with the Company's governance guidelines and ability to meet all applicable corporate governance requirements.

When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management or others.  After conducting an initial evaluation of the candidates, the committee will interview that candidate if it believes the candidate might be suitable for a position on the Board of Directors.  The committee may also ask the candidate to meet with management.  If the committee believes the candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate's nomination.

The Compensation and Benefits Committee, comprised of all incumbent outside directors, consulted by telephone and met formally in early 2016 and again in early 2017 to review management performance relative to objectives, recommend compensation and develop compensation strategies and alternatives throughout the Company, including those discussed in the Compensation Discussion and Analysis section of this Proxy Statement.  The deliberations culminated in recommendations ratified at the February 2016 and February 2017 Board of Directors meetings.  None of the members of the Compensation and Benefits Committee or executive management has engaged a compensation consultant within the past five years.

The policy of the Company is that each member of the Board of Directors is encouraged, but not required, to attend the Annual Meeting.  All five directors attended the 2016 Annual Meeting.

Stockholder Communications with Directors

UTMD stockholders who wish to communicate with the Board, any of its committees, or with any individual director may write to the Company at 7043 South 300 West, Midvale, UT 84047.  Such letter should confirm that it is from a UTMD stockholder.  Depending upon the subject matter, management will:

•	forward the communication to the director, directors, or committee to whom it is addressed;

•	attempt to handle the inquiry directly if it is a request for information about UTMD or other matter appropriately dealt with by management; or

•	not forward the communication if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.

At each Board of Directors' meeting, a member of management presents a summary of communications received since the last meeting that were not forwarded to the directors, and makes those communications available to the directors on request.

Report of the Compensation and Benefits Committee

The Compensation and Benefits Committee has reviewed and discussed the CD&A with UTMD management.  Based on that review, the Committee recommended to the Board of Directors that the CD&A be included in the Company's annual report on Form 10-K and this Proxy Statement.  In August 2008, the Board of Directors adopted an updated Compensation and Benefits Committee charter.  In May 2014, the Board of Directors revised and readopted the August 2008 charter, which is available at www.utahmed.com.

Submitted by the Compensation and Benefits Committee:	Ernst G. Hoyer
Barbara A. Payne
James H. Beeson
Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of all outside directors, all of whom are independent as defined in Nasdaq Stock Market Rule 5605(a)(2) and under Rule 10A-3(b)(1) adopted pursuant to the Securities Exchange Act of 1934.  The members of the Audit Committee are James H. Beeson, Ernst G. Hoyer and Barbara A. Payne.  In August 2008, the Board of Directors adopted an updated Audit Committee charter.  In May 2014, the Board of Directors revised and readopted the August 2008 charter, which is available at www.utahmed.com.  Ernst G. Hoyer is the Board of Directors' designated Audit Committee Financial Expert consistent with The Sarbanes-Oxley Act of 2002.

The Audit Committee oversees the financial reporting and internal controls processes for UTMD on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the quarterly and annual financial statements included in the Annual Report to Stockholders and reports filed with the Securities and Exchange Commission.

The Audit Committee formally met four times during 2016 and once to date in 2017 to review the quarterly financial reports and reviews and audits by Jones Simkins LLC, UTMD's independent lead auditor.  The Committee also met informally as needed during the year.  In accordance with Statement on Auditing Standards No. 61, discussions were held with management and the independent auditors as needed regarding the acceptability and the quality of the accounting principles used in the reports.  These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements.  In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and The Sarbanes-Oxley Act of 2002.

The Audit Committee has also met with Company management and its independent auditors and discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, the openness and honesty of management, auditor verification of information provided by management, quality control procedures used by auditors in performing the independent audit, and any possible conflicts of interest.  The Committee elicited recommendations for improving UTMD's internal control procedures.  The independent auditors completed a formal review of the scope and effectiveness of the Company's internal control procedures, and made a couple of informal suggestions.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:	Ernst G. Hoyer
Barbara A. Payne
James H. Beeson

STOCK PERFORMANCE CHART

The following chart compares what an investor's five-year cumulative total return (assuming reinvestment of dividends) would have been assuming initial $100 investments on December 31, 2011, for the Company's Common Stock and the two indicated indices.  The Company's Common Stock trades on the Nasdaq Global Market.

Cumulative stockholder return data respecting the Nasdaq Composite Total Return are included as the comparable broad market index.  The peer group index, ICB: 4537 Medical Supplies, is comprised of Nasdaq Stocks in the Medical Supplies subsector of medical device industry stocks traded on Nasdaq, of which UTMD belongs.

Five-Year Cumulative Total Returns
$250
$200
$150
$100
$50
Utah Medical Products, Inc.
NASDAQ Composite Total Return
ICB: 4537 Medical Supplies
$248.53
$227.83
$219.89
Dec-11
Dec-12
Dec-13
Dec-14
Dec-15
Dec-16

	Dec-11	Dec-12	Dec-13	Dec-14	Dec-15	Dec-16
Utah Medical Products, Inc.	100.0	129.3	193.9	205.3	203.9	248.5
NASDAQ Composite Total Return	100.0	117.5	164.6	188.8	202.0	219.9
NASDAQ ICB: 4537 Medical Supplies	100.0	123.1	150.7	181.0	200.2	227.8

PROPOSAL NO 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected, and the Board of Directors ratified, the engagement of Jones Simkins LLC as the Company's auditor and independent registered public accounting firm for the two years ended December 31, 2016 and 2015.  The Audit Committee has determined to appoint Jones Simkins LLC as the Company's principal auditor and independent registered public accounting firm for the year ending December 31, 2017, contingent on acceptable terms of engagement including schedule and fee agreement.
If the selection of the independent registered public accounting firm is not ratified by stockholders, the Audit Committee will reconsider its selection.  Even if the selection is ratified by stockholders, the Audit Committee, in its discretion, may determine to appoint a different independent lead registered public accounting firm if the Audit Committee believes that it would be in the best interest of the Company and its stockholders.
 Representatives of Jones Simkins LLC are expected to be present at the Annual Meeting, have the opportunity to make a statement if they desire to do so and respond to stockholder questions.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF JONES SIMKINS LLC AS ITS PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.
Fees billed by the Principal and Other Accounting Firms
The following table shows the fees billed for the audits of the Company's consolidated financial statements and for other services rendered by accountants for the years ended December 31, 2016 and December 31, 2015.
Jones Simkins LLC	2016	2015	Other Accounting Firms	2016	2015
Audit Fees	$106,900	$106,900	Audit Fees	$48,856	$52,108
Audit-Related Fees	2,327	2,933	Audit-Related Fees	-	-
Tax Fees	20,400	20,400	Tax Fees	22,907	14,933
All Other Fees	--	--	All Other Fees	--	--
Total	$129,627	$130,233	Total	$71,763	$67,041
The aggregate total of accounting fees was $201,390 in 2016, and $197,274 in 2015.

Audit Fees.  Fees for professional services rendered for the audit of the Company's annual financial statements, reviews of the financials included in UTMD's quarterly reports on Form 10‑Q and related regulatory reviews, and audit of its internal controls in accordance with the Sarbanes Oxley Act of 2002.  The 2016 aggregated audit fee total was $155,756 compared to $159,008 in 2015.
Audit-Related Fees. Fees for due diligence in connection with acquisitions and related accounting consultations, travel expenses, compliance with financing arrangements and attest services that were not required by statute or regulation.
Tax Fees.  Fees for tax filing, preparation and tax advisory services.  The 2016 aggregated tax fee total was $43,307 compared to $35,333 in 2015.
All Other Fees.  Fees for any other services not included in audit fees, audit-related fees and tax fees.
Audit Committee Policy and Approval
The engagements of UTMD auditors to perform all of the above-described services were made by the Audit Committee. This includes independent auditor firms other than Jones Simkins LLC that were required for financial audits of Femcare and its subsidiaries, year-end and statutory fiscal year 2016 financial and internal control audits of Femcare and its subsidiaries, the completion of tax returns for Femcare and its subsidiaries, and statutory audits of the Company's employee benefits plans. The policy of the Audit Committee is to require that all services performed by independent auditors be pre-approved by the Audit Committee before services are performed.

Auditor Independence
The Audit Committee has considered whether the provision of the services rendered for nonaudit matters is compatible with maintaining Jones Simkins' independence, and concluded that its independence was not impaired by performing such work for the Company.

PROPOSAL NO 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis, UTMD seeks to develop and implement its executive compensation program to enhance the long-term financial value of the Company by closely aligning the financial interests of the Company's senior management and other key employees with those of its stockholders.

The Board of Directors values and encourages constructive dialogue on compensation and other important governance topics with stockholders, to whom it is ultimately accountable.  The Board of Directors has determined to provide stockholders with an advisory vote on executive compensation every year, which it believes will enhance stockholder communication by providing another avenue to obtain information on stockholder views about the Company's executive compensation program.

Although the vote is non-binding, the Board of Directors and Compensation and Benefits Committee will review the voting results and consider constructive feedback obtained through this process in making future decisions about executive compensation.

Accordingly, the Board of Directors proposes that stockholders approve the following advisory resolution:

RESOLVED, that the UTMD stockholders approve, on an advisory basis, the compensation paid to UTMD's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

PROPOSAL NO 4. ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As noted above, The Board of Directors has determined to provide stockholders with an advisory vote on executive compensation every year.  The Board is soliciting stockholder opinion on how often they would like to see such a vote – every year, every two years, or every three years.  The Board of Directors and Compensation Committee will consider, but not be bound by, the vote results as they make future decisions about how often to hold advisory votes on executive compensation.

The Board of Directors proposes that stockholders indicate they prefer a vote every year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "1 YEAR" ON THIS PROPOSAL

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2017

This proxy statement and the 2016 Annual Report to stockholders are available at www.utahmed.com/proxy.htm.

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the 2017 Annual Meeting.  It is anticipated that the next Annual Meeting of Stockholders will be held during May 2018.  In accordance with SEC Rule 14a-8 and the advance notice requirements of Section 2.15 of UTMD's Bylaws, stockholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 2018 Annual Meeting of Stockholders of the Company, provided such proposals are received by the Company no later than December 1, 2017, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Articles of Incorporation and Bylaws of the Company.

MISCELLANEOUS

Other Business

There is no business other than that referred to in the Notice that may be considered at the Annual Meeting.

In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign and return it promptly in the envelope provided.  Whether or not you sign a proxy, UTMD encourages you to attend the meeting.

By Order of the Board of Directors,
UTAH MEDICAL PRODUCTS, INC.

Salt Lake City, Utah	Kevin L. Cornwell
March 10, 2017	Chairman and CEO